CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-2 (No. 333-259206) of Franklin Limited Duration Income Trust of our report dated February 20, 2025, relating to the financial statements and financial highlights which appears in this Form N-CSR.

/s/ PricewaterhouseCoopers LLP

San Francisco, California

February 20, 2025